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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the inclusion of our report dated 26 May 1999 with respect to the balance sheets of Cable & Wireless Global Marine as of 31 March 1999 and 1998 and the results of their operations and cashflows for each of the years in the three-year period ended 31 March 1999, in the Registration Statement on Form S-4 of Global Crossing Ltd. and to the references to our firm under the headings "Experts" and "Global Marine selected historical financial information" in the Registration Statement.

                                          Yours faithfully

                                                   /s/ KPMG Audit Plc
                                          -------------------------------------

Ipswich, England                                    KPMG Audit Plc

August 3, 1999